Exhibit 1.1

Transactions in Shares by the Reporting Person
Purchasing entity	Trade date	Shares	Price per Share
Namaste Gorgie, Inc.	10/21/2016	1,600	2.94
Namaste Gorgie, Inc.	10/19/2016	2,400	2.75
Namaste Gorgie, Inc.	10/19/2016	1,900	2.74
Namaste Gorgie, Inc.	10/19/2016	1,500	2.75
Namaste Gorgie, Inc.	10/19/2016	1,800	2.75
Namaste Gorgie, Inc.	10/19/2016	900	2.75
Namaste Gorgie, Inc.	10/19/2016	1,900	2.75
Namaste Gorgie, Inc.	10/19/2016	1,500	2.75
Namaste Gorgie, Inc.	10/19/2016	1,900	2.75
DSB Capital, Ltd.	10/18/2016	759	2.48
Namaste Gorgie, Inc.	10/18/2016	900	2.68
Namaste Gorgie, Inc.	10/18/2016	1,800	2.65
Namaste Gorgie, Inc.	10/18/2016	1,500	2.64
Namaste Gorgie, Inc.	10/18/2016	1,400	2.65
Namaste Gorgie, Inc.	10/18/2016	1,500	2.65
Delavalco Holdings, Inc. (FL)	9/14/2016	10,100	3.78
DeFrancesco Motorsports, Inc.	9/13/2016	10,000	4.34
Delavalco Holdings, Inc.	9/13/2016	10,000	4.29
Delavalco Holdings, Inc. (FL)	9/13/2016	8,000	4.35
Delavalco Holdings, Inc. (FL)	9/12/2016	12,672	4.08
Delavalco Holdings, Inc. (FL)	9/9/2016	9500	3.91
Delavalco Holdings, Inc. (FL)	9/8/2016	10194	3.86
Delavalco Holdings, Inc. (FL)	9/2/2016	35000	3.86
Namaste Gorgie, Inc.	9/2/2016	39110	3.80
DSB Capital, Ltd.	9/2/2016	25000	3.79
DeFrancesco Motorsports, Inc.	9/2/2016	39100	3.74
Delavalco Holdings, Inc.	9/1/2016	2500	3.85
Delavalco Holdings, Inc.	9/1/2016	5000	3.89
Delavalco Holdings, Inc.	9/1/2016	580	3.89
Delavalco Holdings, Inc.	9/1/2016	4420	3.85
Delavalco Holdings, Inc.	9/1/2016	2443	3.84
Delavalco Holdings, Inc.	9/1/2016	2500	3.85
Delavalco Holdings, Inc.	9/1/2016	7757	3.85
Delavalco Holdings, Inc.	9/1/2016	7300	3.91
DSB Capital, Ltd.	9/1/2016	200	3.85
Namaste Gorgie, Inc.	8/31/2016	2000	3.37
DSB Capital, Ltd.	8/31/2016	724	3.74
DSB Capital, Ltd.	8/31/2016	6758	3.62
DSB Capital, Ltd.	8/31/2016	5682	3.67
DSB Capital, Ltd.	8/31/2016	6836	3.69
Delavalco Holdings, Inc.	8/30/2016	25000	3.52
Delavalco Holdings, Inc.	8/30/2016	4000	3.37
Delavalco Holdings, Inc.	8/30/2016	4000	3.35
Delavalco Holdings, Inc.	8/30/2016	1000	3.36
Delavalco Holdings, Inc.	8/30/2016	5000	3.67
Namaste Gorgie, Inc.	8/30/2016	5000	3.36
DSB Capital, Ltd.	8/30/2016	8800	3.52
DSB Capital, Ltd.	8/30/2016	6000	3.63
DSB Capital, Ltd.	8/30/2016	3000	3.59
DSB Capital, Ltd.	8/30/2016	1000	3.62
DeFrancesco Motorsports, Inc.	8/30/2016	10000	3.64
Marcandy Investments Corp.	8/30/2016	5000	3.36